Exhibit 1.1

$185,000,000 Principal Amount

Curative Health Services, Inc.

10¾ % Senior Notes

due 2011

PURCHASE AGREEMENT

April 20, 2004

PURCHASE AGREEMENT

April 20, 2004

UBS SECURITIES LLC

299 Park Avenue

New York, New York  10171

as Initial Purchaser

Ladies and Gentlemen:

Curative Health Services, Inc., a Minnesota corporation, (the “Company”), proposes to issue and sell to UBS Securities LLC (the “Initial Purchaser”) $185,000,000 aggregate principal amount of its 10¾% Senior Notes due 2011 (the “Original Notes”).  The Company’s obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior basis, by each of the Subsidiaries (as defined herein) (collectively, the “Guarantors,” and, together with the Company, the “Issuers”).  The Original Notes (and any Exchange Notes (as defined herein) issued pursuant to the Registration Rights Agreement (as defined herein)) and the Guarantees are collectively referred to herein as the “Securities.”  The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the date of the time of purchase (as defined herein), by and among the Issuers and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”).

The Securities are being issued in connection with the acquisition (the “Acquisition”) by the Company of Critical Care Systems, Inc., a Delaware corporation (“CCS”), pursuant to a stock purchase agreement dated as of February 24, 2004 (the “Stock Purchase Agreement”) by and among the Company, CCS and the selling stockholders named therein.  Upon the consummation of the Acquisition, CCS will be a wholly-owned subsidiary of the Company.  Additionally, in connection with the Acquisition, the Company is amending and restating the credit agreement dated as of June 9, 2003 (the “Credit Agreement”) among the Company, the Subsidiaries and General Electric Capital (“GECC”).

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to (i) ”qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulations S.

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase among the Issuers and the Initial Purchaser (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company.  As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein, if any.  The terms “supplement”, “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum, if any, including those documents of the Company that are filed, after the date of such Memorandum and prior to the completion of the offering contemplated thereby, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Agreement, the Original Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”

At the time of purchase, CCS shall enter into a joinder agreement (the “Joinder Agreement”) to this Agreement, substantially in the form of Exhibit A hereto, pursuant to which CCS will observe and perform all of the rights, obligations and liabilities of an Issuer as provided in this Agreement as if it were an original signatory hereto.

The Issuers and the Initial Purchaser agree as follows:

1.             Sale and Purchase:  Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, $185,000,000 aggregate principal amount of Securities at a purchase price of 97% of the principal amount thereof.

2.             Payment and Delivery:  Payment of the purchase price for the Securities shall be made to the Company by Federal (same day) funds, against delivery of the Securities to you, at the offices of Bryan Cave LLP in New York, New York, or at such other place as may be agreed upon by the parties hereto, for the account of the Initial Purchaser.  Such payment and delivery shall be made at 10:00 A.M., New York time, on April 23, 2004 (unless another time shall be agreed to by you and the Company).  The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.”

Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in the names and in such denominations as you shall request in writing not later than one (1) full business day prior to the time of purchase.  For the purpose of expediting the checking of the certificates for the Securities by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

3.             Representations and Warranties of the Issuers:  The Issuers, jointly and severally, represent, warrant and covenant to the Initial Purchaser that:

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(a)           (i) Except as described in the Preliminary Memorandum and the Final Memorandum, each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder applicable to such document; (ii) the Preliminary Memorandum, as of its date and as of the date of any amendment or supplement thereto did not, and as of the date hereof does not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Final Memorandum, as of its date did not, as of the date hereof does not, and as may be further amended or supplemented will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein;

(b)           As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Final Memorandum and, as of the time of purchase the Company shall have an authorized and outstanding capitalization as set forth in the Final Memorandum (subject, in each case, to the issuance of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), upon exercise of stock options and warrants, or conversion of convertible securities, disclosed as outstanding in the Final Memorandum (or in documents filed with the Commission by the Company under the Exchange Act) and the grant of options under existing stock option plans described in the Final Memorandum (or in documents filed with the Commission by the Company under the Exchange Act) or pursuant to and in connection with an offer of employment or retention of any prospective Company employee consistent with past practice); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance, in all material respects, with all applicable federal and state securities laws and were not issued in violation of any preemptive rights, resale rights, rights of first refusal and similar rights;

(c)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum;

(d)           The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), and each such jurisdiction is identified in Exhibit H hereto; and the

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Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(e)           The Company has no subsidiaries other than CHS Services, Inc., eBioCare.com Inc. (“eBioCare.com”), Hemophilia Access, Inc., Curative Pharmacy Services, Inc., Apex Therapeutic Care, Inc. (“Apex”), Infinity Infusion, LLC, Curative Health Services of New York, Inc., Infinity Infusion II, LLC, Infinity Infusion Care, Ltd. (“Infinity Infusion”), Optimal Care Plus, Inc., MedCare, Inc., Curative Health Services Co., Curative Health Services III Co., and, as of the time of purchase, CCS (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock, or, if applicable, limited liability company or partnership interests, of each of the Subsidiaries; other than the capital stock of, and limited liability company and partnership interests in, the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, except as described in the Final Memorandum; complete and correct copies of the articles of incorporation and the bylaws of the Company and the respective charters, bylaws and other organizational documents of the Subsidiaries and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; all of the outstanding shares of capital stock of, and limited liability company and partnership interests in, each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company and, except as set forth in the Final Memorandum, are not subject to any security interests, other encumbrances or adverse claims; except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and eBioCare, Apex, Infinity Infusion and, as of the time of purchase, CCS are the only Subsidiaries that constitute “significant subsidiaries” within the meaning of Regulation S-X under the Exchange Act;

(f)            Each Subsidiary (including, as of the time of purchase, CCS), other than Infinity Infusion, (A) has been duly incorporated or formed and is validly existing as a corporation or, if applicable, limited liability company, in good standing under the laws of the jurisdiction of its incorporation or organization, with the corporate or, if applicable, limited liability company power, and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; and (B) except to the extent that the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing would not have a Material Adverse Effect, is duly qualified or licensed to do business as a foreign corporation or, if applicable, limited liability company and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or license (and each such jurisdiction is identified in Exhibit H hereto);

(g)           Infinity Infusion (A) is a limited partnership duly formed and validly existing under the laws of the State of Texas, in good standing in the State of Texas,

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with the requisite partnership power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum; and (B) except where the failure to be so authorized or permitted would not, individually or in the aggregate, have a Material Adverse Effect, is duly authorized and permitted, under applicable law and its organizational documents, to do business in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such authority or permission (and each such jurisdiction is identified in Exhibit H hereto);

(h)           Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bylaws or other organizational documents or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), the articles of incorporation or bylaws of the Company or the charter, bylaws or other organizational documents of the Subsidiaries or, except as would not individually or in the aggregate have a Material Adverse Effect, under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(i)            Each Issuer has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby;

(j)            The Indenture has been duly authorized by each Issuer and when duly executed and delivered by each of the Issuers and the other parties thereto will be a legal, valid and binding agreement of each such Issuer, enforceable against each such Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws

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of general applicability relating to or affecting creditors’ rights generally and general principles of equity;

(k)           The Registration Rights Agreement has been duly authorized by the Issuers and when duly executed and delivered by the Issuers and the other parties thereto will be a legal, valid and binding agreement of each such Issuer, enforceable against each such Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity;

(l)            The Original Notes have been duly authorized by the Company and when duly executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity, and will have the benefits of the Indenture and the Registration Rights Agreement; the Exchange Notes have been duly authorized by the Company and when duly issued, executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and authenticated by the Trustee, the Exchange Notes will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity, and will have the benefits of the Indenture;

(m)          The Guarantee of each Guarantor has been duly authorized by such Guarantor and, when the Original Notes are duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will constitute legal, valid and binding obligations of such Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity; the guarantee of the Exchange Notes by each Guarantor has been duly authorized by such Guarantor and, when the Exchange Notes are duly authenticated in accordance with the terms of the Indenture and delivered in accordance with the terms of the Registration Rights Agreement and authenticated by the Trustee, will constitute legal, valid and binding obligations of such Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity;

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(n)           The terms of the Original Notes, the Guarantees, the Registration Rights Agreement and the Indenture conform in all material respects to the description thereof contained in the Final Memorandum;

(o)           No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of The Nasdaq National Market, or approval of the shareholders of the Company, is required in connection with the issuance and sale by the Issuers of the Securities or the consummation of the transactions as contemplated hereby and by the Indenture, the Registration Rights Agreement and the Securities other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchaser and (ii) as may be required by federal and state securities laws and the rules and regulations promulgated thereunder with respect to the Issuers’ obligations under the Registration Rights Agreement;

(p)           Except for the Initial Purchaser, no person has the right to act as an initial purchaser, underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; and, other than investors in the Securities offering, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any securities of the Company, or to include any such securities in any registration statement (a “Registration Statement”) to be filed with the Commission pursuant to the Registration Rights Agreement, whether as a result of the sale of the Securities as contemplated hereby or otherwise;

(q)           (i) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries (other than CCS) are included in the Final Memorandum, are independent public accountants with respect to the Company as required by, and in accordance with, the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; and (ii) KPMG LLP, whose reports on the consolidated financial statements of CCS are included in the Final Memorandum, are independent public accountants with respect to CCS as required by, and in accordance with, the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder;

(r)            Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (“Filings”) and has obtained all necessary Consents from other persons, in order to conduct its respective business, except where the failure to have any such Consent or to have made any such Filing would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

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(s)           All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character that would be required to be described in or filed as an exhibit to a registration statement for an offering registered under the Securities Act are so described in the Final Memorandum or filed as an exhibit to an Exchange Act document;

(t)            Except as described in the Final Memorandum, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or overtly contemplated to which the Company or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which would result in a judgment, decree or order either (A) having, individually or in the aggregate, a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby and by the Indenture, the Registration Rights Agreement and the Securities;

(u)           All federal and state tax returns required to be filed by the Company and each of the Subsidiaries have been filed on a timely basis, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) that are material in amount, including any interest, additions to tax or penalties applicable thereto, due or claimed to be due from such entities have been paid on a timely basis, other than those being contested in good faith and for which adequate reserves have been provided within the financial statements of the Company, or CCS, as the case may be, in accordance with generally accepted accounting principles (“GAAP”); and to the Company’s knowledge, there is no tax deficiency which has been or is reasonably likely to be asserted against the Company or any Subsidiary, except any tax deficiency which would not, individually or in the aggregate, have a Material Adverse Effect;

(v)           Each of the Company and Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which the Company reasonably believes is in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(w)          Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Final Memorandum any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for any such loss, interference, labor dispute or court or governmental action, order or decree which would not, individually or in the aggregate, have a Material Adverse Effect;

(x)            Except as disclosed in the Final Memorandum, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Final Memorandum as being owned by each of them, free and clear of all

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liens, claims, security interests or other encumbrances that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; all the property described in the Final Memorandum as being held under lease by the Company or a Subsidiary is held thereby under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a Material Adverse Effect;

(y)           The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Final Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; (i) neither the Company nor any Subsidiary has received any written notice of infringement of or conflict with (and neither knows of any infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect; (ii) the use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has received no written notice of, and otherwise has no knowledge of, any threatened, pending or existing action, suit, proceeding or claim by any person challenging the Company’s use of the Intellectual Property;

(z)            The audited financial statements of the Company included in the Final Memorandum, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Exchange Act and in conformity with GAAP applied on a consistent basis during the periods involved; the audited financial statements of CCS included in the Final Memorandum, together with the related notes and schedules, present fairly the consolidated financial position of CCS, as of the dates indicated and the consolidated results of operations and cash flows of CCS, for the periods specified and have been prepared in compliance with the requirements of the Exchange Act and in conformity with GAAP applied on a consistent basis during the periods involved; except with respect to the use of Adjusted EBITDA (as defined in the Final Memorandum), all pro forma financial statements or data included in the Final Memorandum comply, in all material respects, with the requirements of Regulation S-X under the Exchange Act, including without limitation Article 11 thereof and all disclosures contained in the Final Memorandum or any document incorporated by reference therein regarding non-GAAP financial measures (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K, to the extent applicable; the assumptions used in the preparation of all pro forma financial statements and data in the Final Memorandum (including the data

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with respect to Adjusted EBITDA) are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Final Memorandum are accurately presented and prepared, in all material respects, on a basis consistent with the financial statements and books and records of the Company; except as otherwise stated in the Final Memorandum;

(aa)         Except as otherwise disclosed in the Final Memorandum, since December 31, 2003, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock (except for any change that in the aggregate is immaterial and that results from the issuance since such date of shares of Common Stock upon the exercise of stock options and warrants disclosed as outstanding in the Final Memorandum, the grant of options under existing stock option plans described in the Final Memorandum or pursuant to and in connection with an offer of employment or retention of any prospective Company employee consistent with past practice or the issuance of shares of Common Stock upon conversion of convertible securities of the Company issued in connection with any acquisition transaction involving the Company or any Subsidiary described in the Final Memorandum) or outstanding indebtedness of the Company or the Subsidiaries (except for trade payables incurred, and changes in other indebtedness of the Company and its Subsidiaries, since such date in the ordinary course of business in an amount that would not, individually or in the aggregate, be material to the Company) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(bb)         The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no reasonably anticipated future events, conditions, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is or would be a party to any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any

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federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(cc)         When the Securities are issued pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(dd)         Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(ee)         It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser pursuant to this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

(ff)           Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will any of them be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(gg)         Neither the Company nor any of the Subsidiaries is involved in any labor dispute or disturbance nor, to the Company’s knowledge, is any such dispute or disturbance threatened except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s

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knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, except for any such violations as would not, individually or in the aggregate, have a Material Adverse Effect;

(hh)         Except as disclosed in the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Final Memorandum, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(ii)           The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Company’s Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations

12

promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act;

(kk)         The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ll)           Any statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(mm)       Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, except where such payment of funds, or receipt or retention of funds, would not, individually or in the aggregate, have a Material Adverse Effect;

(nn)         Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(oo)         To the extent required in connection with their respective businesses, each of the Company and the Subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor the Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened or overtly contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or any Subsidiary’s exclusion from the Medicare or any state Medicaid programs; the Company’s and each Subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing

13

Medicare and state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in material compliance with such laws; the Company and each Subsidiary have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. Sections 3729-3733 or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any Subsidiary or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any Subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); the Company and the Subsidiaries have structured its/their business practices in a manner reasonably designed to comply with the federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services, and the Company reasonably believes that it is in material compliance with such laws; the Company and each Subsidiary are in material compliance with the terms of (y) the Corporate Integrity Agreement of December 28, 2001, between the Company and the Office of Inspector General of the Department of Health and Human Services and (z) the Stipulation and Order of Settlement and Dismissal as to Curative Health Services, Inc., filed in the United States District Court Southern District of New York on December 28, 2001 in the matter titled “United States of America ex rel. Francesco Lanni and Joseph ‘Mickey’ Parslow vs. Curative Health Services, Inc., et al.,” case no. 98 Civ. 2501 (RCC);

(pp)         all representations and warranties of the Company set forth in the Stock Purchase Agreement are true and correct in all material respects; and

(qq)         as of the time of purchase, all representation and warranties of the Company set forth in the Credit Agreement shall be true and correct in all material respects.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Initial Purchaser.

4.             Representations and Warranties of the Initial Purchaser.  The Initial Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Final Memorandum, and the Initial Purchaser hereby represents and warrants to and agrees with the Company that:

(a)           It will offer and sell the Securities only to (i) persons whom it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and (ii) other eligible persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in accordance with Regulations S, which persons, in purchasing such Securities,

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are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to investors”;

(b)           It is a QIB within the meaning of Rule 144A;

(c)           It has not and will not directly or indirectly, solicit offers in the United States for, or offer or sell, the Securities by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(d)           With respect to offers and sales outside the United States:

(i)            It understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)           The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act; and

(iii)          (A)  It has not offered or sold, and prior to the expiry of a period of six (6) months from the time of purchase, will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (C) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

5.             Certain Covenants of the Issuers.  The Issuers, jointly and severally, hereby agree that:

(a)           The Issuers will prepare the Final Memorandum in a form approved by the Initial Purchaser and will make no amendment or supplement to the Final Memorandum which shall be disapproved by the Initial Purchaser;

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(b)           Promptly from time to time, the Issuers will take such action as the Initial Purchaser may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Initial Purchaser may request and will comply with such laws so as to permit the continuance of sales and dealing therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, that in connection therewith no Issuer shall be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject;

(c)           The Issuers will furnish the Initial Purchaser with as many copies of the Final Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchaser may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Securities by the Initial Purchaser, any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Memorandum, the Company will notify the Initial Purchaser and upon the request of the Initial Purchaser will prepare, subject to Section 5(a) hereof, and furnish without charge to the Initial Purchaser and to any dealer in securities as many copies as the Initial Purchaser may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or effect such compliance;

(d)           During the period beginning from the date hereof and continuing until the date that is ninety (90) days after the date of the Final Memorandum, no Issuer will, without the prior written consent of the Initial Purchaser, issue, offer, sell, contract to sell, pledge or otherwise dispose of, or contract to dispose of, any Securities or any other securities that are substantially similar to the Securities (other than the Securities issued at the time of purchase);

(e)           At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders from time to time of the Securities, the Company will furnish at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

(f)            The Company will use its best efforts to cause the Securities to be eligible for trading in PORTAL;

(g)           For so long as the Securities remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and will deliver to the Initial Purchaser (i) as soon as they are available, copies of any reports and financial statements furnished

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to, or filed by the Company with, the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(h)           The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Final Memorandum under the caption “Use of Proceeds”;

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuers, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the issuance and sale of the Securities and all other fees and expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchaser and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Securities, (iii) all costs related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the qualification of the Securities for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchaser and to dealers (including filing fees and the fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with such blue sky or legal investment memorandum), (v) any fees payable to investment rating agencies with respect to the rating of the Securities, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (viii) the costs and expenses of the Issuers relating to presentations or meetings undertaken in connection with the marketing of the offering of the Securities to prospective investors and the Initial Purchaser’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of any Issuer and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other cost and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section 5(i);

(j)            No Issuer nor any Affiliate of any Issuer will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Securities in a manner which would require registration under the Securities Act of the Securities;

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(k)           The Issuers will not solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(l)            During the period of two (2) years after the time of purchase, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act (“Rule 144”)) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act;

(m)          No Issuer will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby; and

(n)           Neither the Company nor any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, at the time of purchase.

6.             Expenses. The Issuers agree, jointly and severally, to reimburse the Initial Purchaser for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of the Initial Purchaser), appraisal, consulting and accounting fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred by the Initial Purchaser in connection with the transactions contemplated by this Agreement.

7.             Conditions of Initial Purchaser’s Obligations.  The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties on the part of the Issuers on the date hereof and at the time of purchase.  Additionally, the obligations of the Initial Purchaser hereunder are subject to performance by the Issuers of its obligations hereunder and to the following conditions:

(a)           the Company shall furnish to you at the time of purchase, an opinion of Dorsey & Whitney LLP, counsel for the Issuers, addressed to the Initial Purchaser and dated the date of the time of purchase and in form satisfactory to counsel for the Initial Purchaser and as set forth in Exhibit B hereto;

(b)           the Company shall furnish to you at the time of purchase, an opinion of Epstein Becker & Green P.C., special counsel for the Issuers with respect to regulatory matters, addressed to the Initial Purchaser and dated the date of the time of purchase, and in form satisfactory to counsel for the Initial Purchaser and as set forth in Exhibit C hereto;

(c)           the Company shall furnish to you at the time of purchase, an opinion of Ropes and Gray LLP, special counsel for the Issuers with respect to regulatory

18

matters, addressed to the Initial Purchaser and dated the date of the time of purchase, and in form satisfactory to counsel for the Initial Purchaser and as set forth in Exhibit D hereto;

(d)           the Company shall furnish to you at the time of purchase, a letter of Nancy F. Lanis, Executive Vice President, General Counsel and Secretary of the Company, addressed to the Initial Purchaser and dated the date of the time of purchase, and in form satisfactory to counsel for the Initial Purchaser and as set forth in Exhibit E hereto;

(e)           you shall have received on the date of this Agreement and at the time of purchase, from Ernst & Young LLP, comfort letters dated, respectively, the date of this Agreement and the date of the time of purchase, as the case may be, and addressed to the Initial Purchaser, in the forms heretofore approved by the Initial Purchaser;

(f)            you shall have received on the date of this Agreement and at the time of purchase, from KPMG LLP, comfort letters dated, respectively, the date of this Agreement and the date of the time of purchase, as the case may be, and addressed to the Initial Purchaser, in the form heretofore approved by the Initial Purchaser;

(g)           you shall have received at the time of purchase the opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser, dated the date of the time of purchase, in form and substance reasonably satisfactory to you;

(h)           no amendment or supplement to either the Preliminary Memorandum or the Final Memorandum, or any document which upon filing with the Commission would be incorporated by reference in either Memorandum, shall at any time have been made or filed to which you have objected or shall object in writing;

(i)            at the time of purchase, the Final Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)            between the time of execution of this Agreement and the time of purchase (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of (a) the Company and the Subsidiaries (including CCS), taken as a whole or (b) CCS shall occur or become known and (ii) no transaction which is material and unfavorable in any material respect to the Company shall have been entered into by the Company or any of its Subsidiaries;

(k)           the Company will, at the time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit G hereto;

(l)            You shall have received a certificate of the Chief Financial Officer and Principal Financial and Accounting Officer of the Company, dated the date of the

19

time of purchase, in the form attached as Exhibit H hereto, respecting the Company’s compliance, both prior to and after giving effect to the transactions contemplated hereby, with certain agreements and instruments respecting outstanding indebtedness of the Company and the Subsidiaries;

(m)          You shall have received copies, duly executed by the Company and the other parties thereto, of the Registration Rights Agreement and the Indenture;

(n)           Prior to or simultaneously with the time of purchase (i) the Acquisition shall have been consummated in accordance with the terms of the Stock Purchase Agreement and (ii) the Credit Agreement shall have been amended and restated upon terms satisfactory to the Initial Purchaser and the Credit Agreement shall be effective and the Company and the other borrowers thereunder shall be permitted to make borrowings thereunder;

(o)           The opinion of Bryan Cave LLP referred to in Section 8.6(k) of the Stock Purchase Agreement shall have been delivered to the Company and the Initial Purchaser in accordance with the terms of the Stock Purchase Agreement and such opinion shall state that the Initial Purchaser may rely on such opinion as if it were an addressee thereof;

(p)           The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum as of the time of purchase, as you may reasonably request;

(q)           The Securities shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;

(r)            Between the time of execution of this Agreement and the time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any public announcement of any surveillance, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act;

(s)           CCS shall have executed and delivered the Joinder Agreement; and

(t)            The Company shall have entered into definitive agreements with Paul McConnell that give effect to the terms set forth on Exhibit I pursuant to documentation in form and substance satisfactory to the Initial Purchaser.

8.             Termination.  The obligations of the Initial Purchaser hereunder shall be subject to termination in the absolute discretion of the Initial Purchaser, if (x) since the time of execution of this Agreement, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of (a) the Company and the Subsidiaries (including CCS),

20

taken as a whole or (b) CCS, which would, in either case in the judgment of the Initial Purchaser, make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum, or (y) since the execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any public announcement of any surveillance, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

If the Initial Purchaser elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale to the Initial Purchaser of the Securities, as contemplated by this Agreement, is not carried out by the Initial Purchaser for any reason permitted under this Agreement or if such sale is not carried out because any Issuer shall be unable to comply with any of the terms of this Agreement, no Issuer shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(i), 6 and 9 hereof), and the Initial Purchaser shall be under no obligation or liability to any Issuer under this Agreement (except to the extent provided in Section 9 hereof).

9.             Indemnity by the Issuers and the Initial Purchaser.

(a)           The Issuers, jointly and severally, agree to indemnify, defend and hold harmless the Initial Purchaser, its directors and officers, and any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Initial Purchaser Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Initial Purchaser Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission

21

or alleged untrue statement or omission of a material fact contained in or omitted from and in conformity with information furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use therein; provided that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of the Initial Purchaser or any Initial Purchaser Indemnified Party that sold the Securities concerned to the person asserting such loss, damage, expense, liability or claim, to the extent that such sale was an initial resale by the Initial Purchaser and any such loss, damage, expense, liability or claim results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum (with any current supplements or amendments) if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Final Memorandum (as supplemented or amended) and the Company had previously furnished copies to the Initial Purchaser in a timely manner and in sufficient quantities to permit such delivery.

(b)           The Initial Purchaser agrees to indemnify, defend and hold harmless the Issuers, their directors and officers, and any person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Issuer Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Issuer Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use in any Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding, and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, unless the failure to provide notice materially prejudices the Indemnifying Party’s ability to defend such claim.  Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that

22

portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof, provided the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding).  An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel that are reimbursable as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle.  An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of the Initial Purchaser’s discounts and commissions but before deducting expenses) received by the Issuers bear to the discounts and commissions received by the Initial Purchaser under this Agreement.  The relative fault of the Issuers on the one hand and of the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuers or

23

by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

(e)           The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Issuers and the Initial Purchaser contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Issuers, of any investigation made by or on behalf of the Initial Purchaser, its directors or officers or any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Issuers, their directors and officers or any person who controls an Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and shall survive any termination of this Agreement or the issuance and delivery of the Securities.  The Company and the Initial Purchaser agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any other Issuer or against any of the Company’s or any Issuer’s officers and directors, in connection with the issuance and sale of the Securities, or in connection with any Memorandum.

10.           Information Furnished by the Underwriters.  The statements set forth in the seventh paragraph of the text under the caption “Plan of distribution” in the Final Memorandum, insofar as such statements relate to overallotment and stabilization, constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 3 and 9 hereof.

11.           [Reserved].

12.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchaser, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York  10171, Attention: Syndicate Department, facsimile no. (212) 821-4489 with a copy to (for informational purposes only): Attention: Legal Department, facsimile no. (212) 821-4042,

24

and, if to any Issuer, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 150 Motor Parkway, Hauppauge, New York 11788, Attention:  Thomas Axmacher, Chief Financial Officer, facsimile no. (631) 232-9323, with a copy to Nancy F. Lanis, Executive Vice President, General Counsel and Secretary of the Company, facsimile no. (631) 233-8106.

13.           Governing Law and Construction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

14.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchaser and the Issuers and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchaser) shall acquire or have any right under or by virtue of this Agreement.

15.           Counterparts.  This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

16.           Submission to Jurisdiction.  Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchaser.  THE ISSUERS HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Each Issuer agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such Issuer and may be enforced in any other courts in the jurisdiction of which such Issuer is or may be subject, by suit upon such judgment.

[The remainder of this page intentionally left blank; signature page follows]

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If the foregoing correctly sets forth the understanding among the Issuers and the Initial Purchaser, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchaser.

Very truly yours,

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Thomas W. Axmacher
Name:
Title:

EBIOCARE.COM, INC.
APEX THERAPEUTIC CARE, INC.
CHS SERVICES, INC.
CURATIVE HEALTH SERVICES OF NEW YORK, INC.
OPTIMAL CARE PLUS, INC.
MEDCARE, INC.
CURATIVE PHARMACY SERVICES, INC.
CURATIVE HEALTH SERVICES CO.
CURATIVE HEALTH SERVICES III CO.

By:	/s/ Thomas W. Axmacher
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:	/s/ William Tella
Name:
Title

INFINITY INFUSION, LLC

By: Curative Health Services, Inc., its sole member

By:	/s/ Thomas W. Axmacher
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services, Inc., its sole member

By:	/s/ Thomas W. Axmacher
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its sole general partner

By: Curative Health Services, Inc., the sole member of Infinity Infusion II, LLC

By:	/s/ Thomas W. Axmacher
Name:
Title:

Accepted and agreed to as of the date first above written:

UBS SECURITIES LLC

By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

EXHIBIT A

JOINDER AGREEMENT

April 23, 2004

Reference is hereby made to the purchase agreement dated as of April 20, 2004 (the “Agreement”), among Curative Health Services, Inc., CHS Services, Inc., eBioCare.com Inc., Hemophilia Access, Inc., Curative Pharmacy Services, Inc., Apex Therapeutic Care, Inc., Infinity Infusion, LLC, Curative Health Services of New York, Inc., Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Optimal Care Plus, Inc., MedCare, Inc., Curative Health Services Co., Curative Health Services III Co. and UBS Securities LLC.  Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given them in the Agreement

The undersigned hereby unconditionally and irrevocably expressly makes the representations made by the Issuers pursuant to the Agreement as of the time of purchase and assumes, confirms and agrees to perform and observe as an Issuer each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of an Issuer under the Agreement, in each case, as if it were an original signatory thereto on the date thereof.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

A-1

EXHIBIT B

OPINION OF COMPANY COUNSEL

April 23, 2004

UBS Securities LLC
299 Park Avenue
New York, New York  10171

Re:                               Curative Health Services, Inc.
10¾% Senior Notes due 2011

Ladies and Gentlemen:

We have acted as counsel to Curative Health Services, Inc., a Minnesota corporation (the “Company”) and CHS Services, Inc. (“CHS”), eBioCare.com Inc. (“eBioCare”), Hemophilia Access, Inc. (“Access”), Curative Pharmacy Services, Inc. (“CPS”), Apex Therapeutic Care, Inc. (“Apex”), Infinity Infusion, LLC (“Infinity”), Curative Health Services of New York, Inc. (“CNY”), Infinity Infusion II, LLC (“Infinity II”), Infinity Infusion Care, Ltd. (“Infinity Infusion”), Optimal Care Plus, Inc. (“Optimal”), MedCare, Inc. (“MedCare”), Curative Health Services Co. (“CHSC”), Curative Health Services III Co. (“CHSIII”) and, as of the time of purchase, Critical Care Systems, Inc. (“CCS”) (collectively, the “Subsidiaries”); in connection with the issuance by the Company of $185,000,000 aggregate principal amount of its 10¾% Senior Notes due 2011 (the “Notes”) and the guarantees (the “Guarantees”) thereof by the Subsidiaries (in such context, the “Guarantors”; the Company and the Guarantors are herein referred to as the “Issuers”).  The Notes and Guarantees are referred to herein as the “Securities”.  The Securities are being issued pursuant to (i) the Purchase Agreement dated as of April 20, 2004 (the “Purchase Agreement”) by and among the Issuers and you and (ii) the Indenture, dated as of April 23, 2004, by and among the Issuers and Wells Fargo Bank, N.A., as trustee (the “Indenture”).  This opinion is being delivered pursuant to Section 7(a) of the Purchase Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for purposes of this opinion.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than any Issuer, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Issuers and of public officials, including those delivered on the date hereof.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect.  Such words, as used herein, mean the information known to Timothy S. Hearn, L. Joseph Genereux, Kim Severson, R. Kirkland Cozine, Liza L. S. Mark, Martine Daniel, Regan Waller and Jennifer Roberts, who are those attorneys at our firm who have represented the Issuers in connection with the transactions contemplated by the Purchase Agreement, Indenture, Registration Rights Agreement and the Final Memorandum or who have generally given significant substantive attention to matters involving the Issuers.  In rendering such opinions, we have not conducted any independent, factual investigation or consulted with other attorneys in our firm with respect to the matters covered thereby.  No inference as to our knowledge with respect to such factual matters should be drawn from the fact of our limited representation of the Issuers.

Based on the foregoing, we are of the opinion that:

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own and lease its properties and conduct its business as described in the Final Memorandum and to execute and deliver, and perform its obligations under, the Original Notes, the Exchange Notes, the Purchase Agreement, the Registration Rights Agreement and the Indenture.

2.             The Company is duly qualified or licensed to do business as foreign corporation, and is in good standing, in each jurisdiction indicated opposite the Company’s name in Exhibit H to the Purchase Agreement.

3.             CHS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; eBioCare is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; Access is a corporation validly existing and in good standing under the laws of the State of Tennessee; CPS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; Apex is a corporation validly existing and in good standing under the laws of the State of California; Infinity is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; CNY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York; Infinity II is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; Infinity Infusion is a limited partnership validly existing and in good standing under the laws of the State of Texas; Optimal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; CCS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; Medcare is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; CHSC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota; and CHSIII is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

4.             Each of the Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing, in each jurisdiction indicated opposite its name in Exhibit H to the Purchase Agreement.

5.             Each of CHS, eBioCare, CPS, Apex, CNY, Optimal, MedCare, CCS, CHSC and CHSIII has the corporate power and authority to own and lease its properties and to carry on its business as now conducted and to execute and deliver, and perform its obligations under, its Guarantee, the Purchase Agreement, the Registration Rights Agreement and the Indenture; and each of Infinity and Infinity II has the limited liability company power, and Infinity Fusion has the partnership power, to own and lease its properties and to carry on its business as now conducted and to execute and deliver, and perform its obligations under, its Guarantee, the Purchase Agreement, the Registration Rights Agreement and the Indenture.

6.             Except as described in the Final Memorandum, each document filed pursuant to the Exchange Act after December 31, 2003 and on or prior to the date of our opinion by the Company with the Commission (except for the financial statements and schedules and other financial and accounting data included therein as to which we need not express any opinion), when so filed, complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

7.             All of the outstanding shares of capital stock of eBioCare and Apex have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Final Memorandum, are, to our knowledge, owned by the Company.

8.             All of the outstanding limited partnership interests of Infinity Infusion have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Final Memorandum, are, to our knowledge, indirectly owned by the Company.

9.             The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities, the consummation by the Issuers of the transactions contemplated thereby and the issuance of the Securities, do not and will not conflict with, result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), the articles of incorporation or bylaws of the Company or the respective charter, bylaws and organizational documents of its Subsidiaries, any of the agreements and documents listed as exhibits to the last annual report on Form 10-K filed by the Company prior to the Closing Date and any filing by the Company under the Exchange Act after such Form 10-K was so filed and prior to the Closing Date, the Credit Agreement (as the Credit Agreement is in effect as of the time of purchase) or the Stock Purchase Agreement (other than any violation of or conflict with any financial tests and financial covenants set forth in any of such agreements and documents as to which we express no opinion), or under any law of the United States, the State of California, the State of Minnesota, the State of New York, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or under any rule or regulation of any governmental authority or regulatory body of the United States, the State of California, the State of Minnesota or the State of New York (it being understood that we do not opine as to any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code or any of the other healthcare or similar laws and regulations referred to in the Final Memorandum under the captions “Business of Curative—Specialty Pharmacy Services Business Unit—Specialty Pharmacy Services—Reimbursement,” “Business of Curative—Specialty Healthcare Services Business Unit—Specialty Healthcare Services—Third Party Reimbursement” and “Business of Curative—Government Regulation”), or any decree, judgment or order known to us to be applicable to the Company or any of its Subsidiaries.

10.           The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers.

11.           The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a legal, valid and binding agreement of each of the Issuers, enforceable against such Issuers in accordance with its terms.

12.           The Indenture has been duly authorized, executed and delivered by each of the Issuers and constitutes a legal, valid and binding agreement of each of the Issuers, enforceable against such Issuers in accordance with its terms.

13.           The Original Notes have been duly authorized, executed and delivered by the Company and when duly authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

14.           The Exchange Notes have been duly authorized by the Company and when duly issued, executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and authenticated by the Trustee, the Exchange Notes will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

15.           The Guarantee of each Guarantor has been duly authorized, executed and delivered by such Guarantor and, when the Original Notes are duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will constitute legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and, when the Exchange Notes are duly authenticated in accordance with the terms of the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, the guarantee by each Guarantor of the Exchange Notes will constitute legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms.

16.           No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of The Nasdaq National Market, or approval of the shareholders of the Company, is required in connection with the issuance and sale by the Issuers of the Securities or the consummation of the transactions as contemplated by the Purchase Agreement and by the Indenture, the Registration Rights Agreement and the Securities other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchaser; (ii) as may be required by federal and state securities laws (including, without limitation, the Trust Indenture Act of 1939, as amended) with respect to the Company’s obligations under the Registration Rights Agreement; or (iii) as may be required by any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code or any of the other healthcare or similar laws and regulations referred to in the Final Memorandum under the captions “Business of Curative—Specialty Pharmacy Services Business Unit—Specialty Pharmacy Services—Reimbursement,” “Business of Curative—Specialty Healthcare Services Business Unit—Specialty Healthcare Services—Third Party Reimbursement” and “Business of Curative—Government Regulation”

17.           Neither the registration of the Securities under the Securities Act nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for (i) the offer, sale and delivery of the Securities by the Company to the Initial Purchaser pursuant to the Purchase Agreement or (ii) the initial resale of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement and in the Final Memorandum, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

18.           Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will any of them be required to register as, an “investment company” as defined in the Investment Company Act of 1940, as amended.

19.           The terms of the Original Notes, the Registration Rights Agreement and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.

20.           To our knowledge, there are no claims or lawsuits pending or overtly threatened against the Company or any of the Subsidiaries, or to which any of their respective properties would be subject, or against any of their respective directors or officers, in their capacity as officer or director, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (i) that would be required to be described in a registration statement for an offering registered under the Securities Act that are not described in the Final Memorandum or in an Exchange Act document filed with the Commission by the Company or (ii) that if adversely determined, would have a material adverse effect on the Company’s ability to consummate the offering of the Notes and the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Indenture.

21.           The statements in the Final Memorandum under the captions “Related party transactions,” “Description of other indebtedness,” “Description of notes,” “Material United States income tax considerations” and “Notice to investors,” insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and present fairly the information referred to therein.

22.           To our knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in the Final Memorandum or included as an exhibit to any Exchange Act document filed by the Company since December 31, 2003 or otherwise known to us, (i) other than as provided in the Registration Rights Agreement, to cause the Company to register under the Securities Act any securities of any Issuer, or to include any such securities in the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement, whether as a result of the sale of the Securities as contemplated in the Purchase Agreement or otherwise or (ii) other than the Initial Purchaser, to act as an initial purchaser, underwriter or financial advisor with respect to the offering of the Notes or to receive a fee in connection therewith.

23.           We have reviewed the transactions described under the caption “Related party transactions” in the Final Memorandum and under the caption “Note Q – Related Party Transactions” in the audited financial statements of the Company included in the Final Memorandum and in the Company’s annual report on Form 10-K, filed with the Commission on March 15, 2004, and we are of the opinion that such transactions do not violate Section 402 of the Sarbanes-Oxley Act.

The opinions set forth above are subject to the following qualifications and exceptions:

Our opinions in paragraphs 11, 12, 13, 14 and 15 above are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, statutes of limitation or other similar laws and judicial decisions affecting creditors’ rights generally and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).  In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

Our opinions in paragraphs 7 and 8 are based solely on our review of the following documents:

•                                          Stock Purchase Agreement dated as of March 19, 2001, by and among the Company and the stockholders of eBioCare.com (the “eBioCare.com Agreement”) and all of the agreements, documents and opinions executed at the closing of the transactions contemplated by the eBioCare.com Agreement as expressly referred to in the eBioCare.com Agreement;

•                                          Stock Purchase Agreement dated as of January 27, 2002 by and among the Company and the stockholders of Apex (the “Apex Agreement”) and all of the agreements, documents and opinions executed at the closing of the transactions contemplated by the Apex Agreement as expressly referred to in the Apex Agreement;

•                                          Purchase Agreement dated as of June 10, 2002 by and among the Company.  Infinity, Infinity II, Infinity Infusion and the partners of Infinity Infusion (the “Infinity Agreement”) and all of the agreements, documents and opinions executed at the closing of the transactions contemplated by the Infinity Agreement as expressly referred to in the Infinity Agreement; and

•                                          a certificate of an officer of the Company.

Although we have reviewed the articles of incorporation and bylaws of Access, the partnership agreement of Infinity Infusion, and the resolutions adopted by each of Access and Infinity Infusion with respect to the authorization of the execution and delivery of its Guarantee, the Purchase Agreement, the Registration Rights Agreement and the Indenture, for the purposes of our opinions in paragraphs 10, 11, 12 and 15 above, we have assumed that (i) Access has the corporate power and authority to execute and deliver, and perform its obligations under, its Guarantee, the Purchase Agreement, the Registration Rights Agreement and the Indenture, (ii) Infinity Infusion has the partnership power and authority to execute and deliver, and perform its obligations under, its Guarantee, the Purchase Agreement, the Registration Rights Agreement and the Indenture, and (iii) each of Access and Infinity Infusion has duly authorized the execution and delivery of its Guarantee, the Purchase Agreement, the Registration Rights Agreement and the Indenture.

Our opinions in Paragraph 15 above are subject to the defenses available to a guarantor under applicable law, but the waivers of such defenses set forth in the Guarantee are enforceable, subject to the other exceptions set forth herein.

We express no opinion as to the enforceability of (i) waivers by parties of any statutory or constitutional rights or remedies, (ii) provisions providing that waivers or consents by a party may not be given effect unless in writing or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind, (iii) any indemnification and contribution rights, which may be limited by applicable law and (iv) obligations of any party to pay any default interest rate, early termination fee or other form of liquidated damages, to the extent that the payment of such interest rate, fee or damages is construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered by the party to which such amounts are paid as a result of such default or termination, or is otherwise not qualified as liquidated damages.

With respect to our opinions in paragraph 17 above, we have relied upon the accuracy of (a) the representations and warranties of the Initial Purchaser in the Purchase Agreement and (b) the representations, warranties and covenants of the Issuers in Sections 3(cc) and 3(dd) of the Purchase Agreement.

Minnesota Statutes § 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded.  Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party other than the Company seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

Our opinions expressed above are limited to the laws of the States of California, Minnesota and New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States of America.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Registration Rights Agreement, the Purchase Agreement or the Securities related to choice of law (or to submission to the jurisdiction of any federal court or any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) except as set forth below.  Subject to the following sentence, in any action or proceeding arising out of or relating to the Indenture in any court of the State of Minnesota or in any federal court sitting in the State of Minnesota, such court would recognize and give effect to the provisions of Section 12.09 of the Indenture relating to the parties’ choice of New York law as governing the Indenture.  Such courts might not give effect to such choice of law provisions if giving effect to such provisions were determined to be contrary to a fundamental policy of the State of Minnesota at such time, but we are not aware of any existing precedent refusing to give effect to a choice of law provision in a substantial commercial contract on purely public policy grounds.  In addition, we have assumed for the purposes of this opinion that in selecting New York law the parties are acting in good faith and without an intent to evade the law.  To the extent that the Indenture expressly provides for the laws of the State of New York to govern such document, such choice of New York law as the governing law of such document is a valid choice of law under the laws of the State of New York.  State courts in the State of New York and the federal courts sitting in the State of New York would honor the choice of law provisions in the Indenture providing that New York law will govern.  We express no opinion as to whether any other courts would honor any express choice of law provision contained in the Indenture.  Except as provided in the preceding sentences, we express no opinion as to what law would govern any particular issue under the Indenture.

In connection with the preparation of the Final Memorandum, we have participated in various discussions and meetings with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchaser.  We have also examined copies of certain documents filed with the Commission by the Company, certain minutes of meetings of the Board of Directors and the committees thereof and meetings of the shareholders of the Company and its Subsidiaries, as set forth in the Company’s and the Subsidiaries’ minute books, and other documents furnished to us by the Company.  Although we cannot guarantee the accuracy and completeness of the statements contained in the Final Memorandum and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as and to the extent stated in paragraphs 19 and 21 above), during the course of the above-described procedures, nothing came to our attention that led us to believe that the Final Memorandum as of its date or as of the date of our opinion contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that we express no view with respect to the financial statements, the notes thereto and the related schedules and other financial or accounting data included or incorporated by reference in the Final Memorandum).

This letter is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, provided, however, that Cahill Gordon & Reindel LLP may rely on this opinion solely with respect to matters of Minnesota law as expressly set forth in, and solely in connection with the delivery by Cahill Gordon & Reindel LLP of, its opinion dated as of the date hereof to the Initial Purchaser pursuant to Section 7(g) of the Purchase Agreement.

Very truly yours,

EXHIBIT C

OPINION OF EPSTEIN BECKER & GREEN P.C.

April 23, 2004

UBS Securities LLC
299 Park Avenue
New York, New York  10171

Re:                               10¾%Senior Notes Due 2011 of Curative
Health Services, Inc.

Ladies and Gentlemen:

Epstein Becker & Green, P.C. serves as counsel to Curative Health Services, Inc., a Minnesota corporation (the “Company”), and this opinion is being furnished to UBS Securities LLC (the “Initial Purchaser”) in connection with the purchase, on the date hereof, by the Initial Purchaser from the Company of $185,000,000 in aggregate principal amount of the Company’s 10¾% Senior Notes Due 2011 (the “Securities”), which are being purchased and sold pursuant to a Purchase Agreement, dated April 20, 2004 (the “Purchase Agreement”).  This opinion is being furnished to you pursuant to Section 7(b) of the Purchase Agreement.

The statements set forth in the Offering Memorandum dated as of April 20, 2004 (the “Offering Memorandum”) related solely to the Company’s Specialty Pharmacy Services business unit (thereby excluding any statements related to the Company’s Specialty Healthcare Services business unit) under the captions:  (i) “Risk factors — A substantial percentage of our revenue is attributable to Medicaid and Medicare programs.  Our business could be significantly impacted by changes in reimbursement policies and other legislative or regulatory initiatives aimed at reducing costs associated with these government programs.”;  (ii) “Risk factors — Recent Investigations into reporting of average wholesale prices could reduce our pricing and margins.”;  (iii) “Risk factors — If we are unable to effectively adapt to changes in the healthcare industry, our business will be harmed.”;  (iv) “Risk factors — Our industry is subject to extensive government regulation, and noncompliance by us, our suppliers, our customers or our referral sources could harm our business.”;  (v) “Risk factors — There are a number of state and federal laws and regulations that apply to our operations which could harm our business.”; (vi) “Business of Curative — Specialty Pharmacy Services Business Unit — Specialty Pharmacy Services — Reimbursement”; and (vii) “Business of Curative — Government Regulation” (collectively the “Health Regulatory Sections”) insofar as such statements constitute overviews or summaries of laws, rules and regulations, including the qualifications set forth therein, fairly present, in all material respects such laws, rules and regulations referred to therein.

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In addition, no facts have come to our attention that would cause us to believe that the Health Regulatory Sections of the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we do not express any opinion or belief with respect to the financial statements and schedules and other financial or accounting data included therein or excluded therefrom.

Although we have conferred with the Company regarding the matters described above, we neither are passing upon nor assume any responsibility for, the accuracy, completeness or fairness of the factual statements contained in the Offering Memorandum, and we have not made any independent check or verification thereof.  Moreover, this opinion is limited to our actual knowledge which neither imposes a duty of inquiry nor includes constructive knowledge.

This opinion is rendered as of the date first above written solely for your benefit in connection with the Purchase Agreement and for the benefit of the Company, and this opinion may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.  We assume no obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

EPSTEIN BECKER & GREEN, P.C.

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EXHIBIT D

OPINION OF ROPES AND GRAY LLP

April 23, 2004

UBS Securities LLC
299 Park Avenue
New York, New York  10171

Re:                               $185,000,000 10¾% Senior Notes Due
2011 of Curative Health Services, Inc.

Ladies and Gentlemen:

This opinion is being furnished to UBS Securities LLC (the “Initial Purchaser”) in connection with the purchase, on the date hereof, by the Initial Purchaser from Curative Health Services, Inc. (the “Company”) of $185,000,000 in aggregate principal amount of the Company’s 10¾% Senior Notes Due 2011 (the “Securities”), which are being purchased and sold pursuant to a Purchase Agreement, dated April 20, 2004 (the “Purchase Agreement”).

 This opinion is being furnished to you pursuant to Section 7(c) of the Purchase Agreement.  We express no opinion as to the laws of any jurisdiction other than those of the Commonwealth of Massachusetts, the State of New York and the federal laws of the United States of America.

The statements set forth in the Offering Memorandum dated April 20, 2004 (the “Offering Memorandum”) related solely to the Company’s Specialty Healthcare Services business unit (thereby excluding any statements related to the Company’s Specialty Pharmacy Services business unit) under the following captions:  (i) “Risk factors – If we fail to comply with the terms of our settlement agreement with the government, we could be subject to additional litigation or other governmental actions which would be harmful to our business.”;  (ii) “Risk factors — A substantial percentage of our revenue is attributable to Medicaid and Medicare programs.  Our business could be significantly impacted by changes in reimbursement policies and other legislative or regulatory initiatives aimed at reducing costs associated with these government programs.”; (iii) “Risk factors — Changes in reimbursement rates which cause reductions in the revenues of our operations have adversely affected our Specialty Healthcare Services business unit.”; (iv) “Risk factors – There are a number of state and federal laws and regulations that apply to our operations which could harm our business.”; (v) “Business of Curative — Specialty Healthcare Services Business Unit — Third-Party Reimbursement;” and (vi) “Business of Curative — Government Regulation” (collectively the “Health Regulatory Sections”) insofar as such statements constitute overviews or summaries

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of laws, rules, regulations and documents referred to therein, including the qualifications set forth therein, accurately summarize, in all material respects such laws, rules, regulations and documents.

Except as set forth above we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Offering Memorandum.

This opinion is furnished by us to you and is solely for your benefit.

Very truly yours,

Ropes & Gray LLP

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EXHIBIT E

OPINION OF NANCY F. LANIS, ESQ.
GENERAL COUNSEL OF THE COMPANY

April 23, 2004

UBS Securities LLC
299 Park Avenue
New York, New York  10171

Ladies and Gentlemen:

I am general counsel, executive vice president and secretary of Curative Health Services Inc. (the “Company”).  In such capacity, I am delivering to you this opinion pursuant to Section 7(d) of the purchase agreement dated as of April 20, 2004 (the “Purchase Agreement”) under which the Company is selling to you $185,000,000 of its 10¾% Senior Notes due 2011.  Terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchaser at which the contents of the Final Memorandum and related matters were discussed, and, although I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing nothing has come to my attention that causes me to believe that the Final Memorandum, as of its date or as of the time of purchase, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no representation, assurance or interpretation with respect to the financial statements and schedules and other financial or accounting data included in the Final Memorandum).

This opinion is rendered as of the date first above written solely for your benefit in connection with the Purchase Agreement and for the benefit of the Company, and this opinion may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without my prior written consent.  This opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.  I assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

Nancy F. Lanis, Esq.

General Counsel

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EXHIBIT F

OFFICERS’ CERTIFICATE

1.                                       I have reviewed the Final Memorandum dated April 20, 2004.

2.                                       The representations and warranties of the Company as set forth in the Purchase Agreement are true and correct as of the time of purchase.

3.                                       The Company has performed all of its obligations under the Purchase Agreement as are to be performed at or before the time of purchase.

4.                                       The conditions set forth in paragraphs (i) and (j) of Section 7 of the Purchase Agreement have been met.

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EXHIBIT G

CHIEF FINANCIAL OFFICERS’ CERTIFICATE

I, Thomas Axmacher, Executive Vice President of Finance, Chief Financial Officer and Principal Financial and Accounting Officer of Curative Health Services, Inc., a Minnesota corporation (the “Company”), hereby certify that:

(i)            I am familiar with the terms of (a) the amended and restated credit agreement dated as of the date hereof among General Electric Capital Corporation, as agent, the Company and the other parties listed therein; (b) the promissory notes dated February 28, 2002 (and amended as of May 30, 2002) maturing February 28, 2007 made by the Company; (c) the promissory notes dated June 28, 2002 made by the Company maturing on June 28, 2007; (d) the promissory notes dated October 23, 2002 made by the Company maturing on October 23, 2005; (e) the promissory note made by the Company to the United States Department of Justice maturing on December 28, 2005; and (f) any and all other agreements relating to the indebtedness of the Company and the Subsidiaries outstanding on the date hereof (each as may be amended as of the date hereof, collectively, and together with the instruments specified in (a) through (f) inclusive, the “Debt Agreements”).  For the purpose of this certificate, I have reviewed in particular the covenants contained in the Debt Agreements, including those which require the maintenance of certain financial ratios or similar requirements by the Company and/or which prohibit the incurring of debt by the Company under various circumstances, and the events of default provided for by the Debt Agreements.

(ii)           On the date hereof, there exists no event of default or event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(iii)          Neither the issuance by the Company of up to $185,000,000 aggregate principal amount of the Original Notes pursuant to the Purchase Agreement, nor the issuance by the Company of Exchange Notes will result in an event of default or an event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(iv)          Without limiting the generality of the foregoing, for the purposes of this certificate, I have made or caused to be made the computations set forth in Schedule A hereto as of December 31, 2003 of certain financial ratios under the Debt Agreements, which were utilized in order to make the statements contained herein.  The terms used in Schedule A hereto are defined in the Debt Agreements.

(v)           I am sufficiently familiar with the financial affairs of the Company by reason of my present position with the Company to make the statements contained in this certificate, which are based upon the audited consolidated financial statements of the Company and the Subsidiaries as of and for the year ended December 31, 2003 and other written statements, summaries, tabulations and computations, which I believe to be accurate, complete

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and reliable, made and furnished to me by employees of the Company in the regular course of their duty.  I am also sufficiently familiar with the present financial condition and operating results of the Company and the Subsidiaries that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

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EXHIBIT H

JURISDICTIONS OF FOREIGN QUALIFICATION OR AUTHORITY

Curative Health Services, Inc.
Domestic Jurisdiction:  Minnesota
Foreign qualifications/registrations:

1.             California (pending)

Curative Health Services Co.

Domestic Jurisdiction: Minnesota
Foreign qualifications/registrations:

1.             Alabama

2.             Arizona

3.             Arkansas

4.             California

5.             Colorado

6.             Connecticut

7.             Delaware

8.             Florida

9.             Georgia

10.           Illinois

11.           Indiana

12.           Iowa

13.           Kansas

14.           Kentucky

15.           Louisiana

16.           Maryland

17.           Massachusetts

18.           Michigan

19.           Mississippi

20.           Missouri

21.           Montana

22.           Nebraska

23.           New Hampshire

24.           New Jersey

25.           New Mexico

26.           New York

27.           North Carolina

28.           Ohio

29.           Oklahoma

30.           Oregon

31.           Pennsylvania

32.           Rhode Island

33.           South Carolina

34.           Tennessee

35.           Texas

36.           Virginia

37.           Washington

38.           West Virginia

39.           Wisconsin

40.           Puerto Rico (not in good standing)

eBioCare.com, Inc.
Domestic Jurisdiction: Delaware

Foreign qualifications/registrations:

1.             California

2.             Maryland

3.             Minnesota

Hemophilia Access, Inc.
Domestic Jurisdiction: Tennessee

Foreign qualifications/registrations:

1.             Florida

2.             Indiana

3.             Michigan

4.             Minnesota

Apex Therapeutic Care, Inc.

Domestic Jurisdiction: California
Foreign qualifications/registrations:

1.             Alabama

2.             Florida

3.             Illinois

4.             Indiana

5.             Kansas (not in good standing)

6.             Kentucky

7.             Louisiana

8.             Michigan

9.             Missouri

10.           Montana

11.           Nebraska

12.           New York

13.           North Carolina

14.           Oklahoma

15.           Pennsylvania

16.           Texas

17.           Utah

18.           Virginia

19.           Washington

MedCare, Inc.

Domestic Jurisdiction: Delaware
Foreign qualifications/registrations:

1.             Alabama

2.             Florida

3.             Maryland

4.             Mississippi

5.             Washington

6.             West Virginia

Infinity Infusion, LLC

Domestic Jurisdiction: Delaware

Foreign qualifications/registrations:

1.             Texas

Infinity Infusion II, LLC

Domestic Jurisdiction: Delaware
Foreign qualifications/registrations:

1.             Texas

Infinity Infusion Care, Ltd.

Domestic Jurisdiction: Texas
Foreign qualifications/registrations:  None

CHS Services, Inc.

Domestic Jurisdiction: Delaware
Foreign qualifications/registrations:  None

Curative Health Services of New York, Inc.

Domestic Jurisdiction: New York
Foreign qualifications/registrations:  None

Curative Pharmacy Services, Inc.

Domestic Jurisdiction: Delaware
Foreign qualifications/registrations:  None

Optimal Care Plus, Inc.

Domestic Jurisdiction: Delaware
Foreign qualifications/registrations:

1.             Maryland

2.             Virginia

Curative Health Services III Co.
Domestic Jurisdiction: Minnesota

Foreign qualifications/registrations:  None

Critical Care Systems, Inc.
Domestic Jurisdiction: Delaware

Foreign qualifications/registrations:

1.             Alabama

2.             Arizona

3.             California

4.             Idaho

5.             Illinois

6.             Indiana

7.             Iowa

8.             Maine

9.             Maryland

10.           Massachusetts

11.           Michigan

12.           Mississippi

13.           Missouri

14.           Nevada

15.           New Hampshire

16.           Ohio

17.           Pennsylvania

18.           Rhode Island

19.           Texas

20.           Utah

EXHIBIT I

PAUL MCCONNELL TERM SHEET

Paul McConnell Revised Employment Contract

•                  Contract Term – extended to 3 years from 1 year evergreen

•                  “Equity Roll” - McConnell will purchase $2mm of CURE common stock out of his $7.5mm sale proceeds – stock will be subject to 2 year lock-up:

•                  50% to be released after 12 months

•                  50% to be released after 24 months

•                  Stay Bonus Award - $3.5mm comprised of $2.0mm of stock valued at current market plus $1.5mm of cash paid to McConnell upon completion of three years of service with company

•                  Succession Plan – Company will formally elevate McConnell to CEO within 18 months; McConnell to be nominated to B.O.D.

•                  Non-Compete - 4 Years  (unchanged from original agreement)